UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2016

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)

250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404

Registrant’s telephone number, including area code: (877) 848-3866

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 8, 2016, Lions Gate Entertainment Corp., (“Lions Gate” or the “Company”), Starz and Orion Arm Acquisition Inc., a wholly owned subsidiary of Lions Gate (“Merger Sub”), consummated the merger (the “Merger”) of Merger Sub with and into Starz, with Starz continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Lions Gate, pursuant to the Agreement and Plan of Merger, dated as of June 30, 2016 (as amended, the “Merger Agreement”), by and among Lions Gate, Starz and Merger Sub.

The closing of the Merger and the completion of the related transactions was previously reported in the Company’s Current Report on Form 8-K (the “Initial 8-K”), filed with the Securities and Exchange Commission on December 8, 2016.

The Company hereby amends Item 5.03 of the Initial 8-K to include a copy of the Notice of Articles of the Company and Item 9.01(b) of the Initial 8-K to include previously omitted pro forma financial information related to the Merger. The information previously reported in the Initial 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit	Description

3.1	Notice of Articles of Lions Gate Entertainment Corp.
99.1	Unaudited pro forma condensed combined financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2016	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

	By:	/s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Notice of Articles of Lions Gate Entertainment Corp.
99.1	Unaudited pro forma condensed combined financial statements